Exhibit 10.16

First Amendment

to the

County Bancorp, Inc.

2016 Long Term Incentive Plan

Whereas, County Bancorp, Inc. (the “Company”) maintains the County Bancorp, Inc. 2016 Long Term Incentive Plan (the “Plan”);

Whereas, pursuant to Article 6 of the Plan, the Board of Directors (the “Board”) of the Company has reserved to itself the power, authority and discretion to amend the Plan from time-to-time;

Whereas, the Board has determined that it is in the best interest of the Company to amend the Plan in order to update the definition of “Change in Control” to align with current market practices; and

Whereas, the Board has duly authorized the undersigned officer to carry out the foregoing.

Now, therefore, effective as of November 15, 2016, the Plan be and hereby is amended in the following particulars:

1.	Section 4.2(c) shall be replaced in its entirety with the following new Section 4.2(c):

“(c)  Any Person is or becomes a “beneficial owner” (as defined in Exchange Act Rule 13d-3), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary; (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) pursuant to a “Non-Qualifying Transaction” (as defined in paragraph (d), below); or”

2.	Section 4.2(d) shall be replaced in its entirety with the following new Section 4.2(d):

“(d)  The consummation of a merger, consolidation, statutory share exchange, sale of all or substantially all of the Company’s assets, a plan of liquidation or dissolution of the Company or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Transaction”), unless immediately following such Business Transaction: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Transaction (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Transaction (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Transaction), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Transaction; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to

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elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Transaction were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Transaction (any Business Transaction that satisfies all of the criteria specified in (i), (iii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”).”

3.	Section 4.2(e) shall be replaced in its entirety with the following new Section 4.2(e):

“(e)  Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control of the Company shall then occur.”

4.In all other respects the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer this 15th day of November, 2016.

County Bancorp, Inc.

By: __________________________

Its: __________________________

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